                                                                   EXHIBIT 10.1






                              SERVICING AGREEMENT



                        Dated as of [___________], 1999

                                    between

                            MAIN PLACE FUNDING, LLC

                                     Issuer

                                      and

                       ---------------------------------

                                    Servicer

                               TABLE OF CONTENTS


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
ARTICLE I DEFINITIONS.............................................................................................1
         Section 1.01.  Incorporated Terms........................................................................1
         Section 1.02.  Additional Terms..........................................................................1
ARTICLE II ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS.....................................................6
         Section 2.01.  Contract for Servicing; Possession of Servicing Files.....................................6
         Section 2.02.  Commencement of Servicing Responsibilities................................................7
         Section 2.03.  The Servicer to Act as Servicer...........................................................7
         Section 2.04.  Collection of Mortgage Loan Payments......................................................8
         Section 2.05.  Foreclosure...............................................................................9
         Section 2.06.  Sub-Servicing Agreements..................................................................9
         Section 2.07.  Maintenance of Hazard Insurance...........................................................9
         Section 2.08.  Maintenance of PMI Policy................................................................10
         Section 2.09.  Fidelity Bond and Errors and Omissions Insurance.........................................11
         Section 2.10.  Establishment of and Deposits to Collection Account......................................11
         Section 2.11.  Permitted Withdrawals from Collection Account............................................12
         Section 2.12.  Establishment of and Deposits to Escrow Account..........................................13
         Section 2.13.  Permitted Withdrawals from Escrow Account................................................13
         Section 2.14.  Maintenance of FHA Mortgage Insurance and VA Guaranty....................................14
         Section 2.15.  Notification of Adjustments..............................................................15
         Section 2.16.  Completion and Recordation of Assignment of Mortgage and FHA and VA Change Notices.......15
         Section 2.17.  Protection of Accounts; Eligible Investments.............................................15
         Section 2.18.  Custodial Agreement......................................................................16
         Section 2.19.  Servicing Compensation...................................................................16
         Section 2.20.  Withdrawals and Substitutions of Mortgage Loans..........................................17
ARTICLE III REMITTANCES AND REPORTING BY THE SERVICER............................................................17
         Section 3.01.  Remittances to Trustee...................................................................17
         Section 3.02.  Reporting by the Servicer................................................................17
         Section 3.03.  Annual Certificate.......................................................................18
         Section 3.04.  Annual Accountant's Report...............................................................19
ARTICLE IV REPRESENTATIONS AND WARRANTIES........................................................................19
         Section 4.01.  Representations and Warranties of the Servicer...........................................19
         Section 4.02.  Remedies for Breach of Representations and Warranties of the Servicer....................21
ARTICLE V THE SERVICER...........................................................................................21
         Section 5.01.  Corporate Existence of the Servicer; Status as Servicer; Merger..........................21
         Section 5.02.  Performance of Obligations...............................................................22
         Section 5.03.  The Servicer Not to Resign; Assignment...................................................22
ARTICLE VI DEFAULT...............................................................................................23
         Section 6.01.  Events of Default........................................................................23
         Section 6.02.  No Effect on Other Parties...............................................................24

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
         Section 6.03.  Rights Cumulative........................................................................24
ARTICLE VII MISCELLANEOUS........................................................................................25
         Section 7.01.  Successor to the Servicer................................................................25
         Section 7.02.  Termination of the Agreement.............................................................26
         Section 7.03.  Amendment................................................................................26
         Section 7.04.  Governing Law............................................................................27
         Section 7.05.  Notices..................................................................................27
         Section 7.06.  Severability of Provisions...............................................................28
         Section 7.07.  Inspection and Audit Rights..............................................................28
         Section 7.08.  Binding Effect...........................................................................28
         Section 7.09.  Article and Section Headings.............................................................29
         Section 7.10.  Counterparts.............................................................................29

                              SERVICING AGREEMENT


         Servicing Agreement, dated [_____________], 1999, between MAIN PLACE FUNDING, LLC, a Delaware limited liability company (herein, together with its successors and assigns, called the "Issuer"), and ___________________________, a ___________ corporation (herein, together with its successors and assigns, called the "Servicer").

                             PRELIMINARY STATEMENT

         The Issuer is the owner of certain Mortgages (as defined) and Mortgage Loans (as defined) and the Servicer is an independent contractor in the business of servicing mortgage loans. The Issuer has entered into an Indenture (the "Indenture"), dated as of the date of this Agreement, with [__________________], as trustee (herein, together with its successors and assigns called the "Trustee"), pursuant to which the Issuer intends to issue $[___________] aggregate principal amount of its Mortgage-Backed Bonds, Series [____] Due [____] (the "Bonds"). Pursuant to the Indenture, as security for the indebtedness represented by such Bonds, the Issuer is and will be pledging with the Trustee certain Mortgage Loans and is and will be assigning its rights under this Agreement to the Trustee.

         The Servicer and the Issuer desire to enter into this Agreement to provide, among other things, for the servicing by the Servicer of the Mortgage Loans pledged to the Trustee while such Mortgage Loans are subject to the lien of the Indenture. The Servicer acknowledges that the Issuer's rights hereunder are and will be assigned to the Trustee as security for the Bonds, and agrees that all covenants and agreements made by the Servicer herein with respect to the Mortgage Loans shall also be for the benefit and security of the Trustee and the Holders.

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01.  Incorporated Terms.

         Capitalized terms not otherwise defined herein have the respective meanings given to them under Article I of the Indenture, as said Indenture may be amended from time to time.

         Section 1.02.  Additional Terms.

         The following terms have the respective meanings set forth below for all purposes of this Agreement, and the definitions of such terms are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms:

         Accepted Servicing Practices: With respect to any Mortgage Loans, the services and duties customary to the servicing by prudent mortgage lending institutions of mortgages of the same type as such Mortgage Loans in the jurisdictions where the related Mortgaged Properties are located.

         Act: The National Housing Act, as amended from time to time.

         Agreement: This Servicing Agreement and all amendments hereof and supplements hereto.

         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

         Available Amount: The amount defined as such in Section 3.01 hereof.

         Best Efforts: Efforts determined to be reasonably diligent by the Issuer or Servicer, as the case may be, in its sole discretion. Such efforts do not require the Issuer or Servicer, as the case may be, to enter into any litigation, arbitration or other legal or quasi-legal proceeding, nor do they require the Issuer or Servicer, as the case may be, to advance or expend fees or sums of money in addition to those specifically set forth in this Agreement.

         Business Day: Any day other than (i) a Saturday, (ii) a Sunday, or
(iii) a day that is either a legal holiday or a day on which banking institutions are authorized or obligated by law or regulation to close in the States in which the Servicer or the Corporate Trust Office of the Trustee is located (or, for purposes of remittances by the Servicer, any state in which functions relating to the Collection Account are performed).

         Closing Date: [____________], 1999.

         Collection Account: The separate account or accounts created and maintained pursuant to Section 2.10.

         Collection Period: With respect to a Servicer Remittance Date, the calendar month preceding the month in which such Servicer Remittance Date occurs.

         Condemnation Proceeds: All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

         Custodial Agreement: The agreement to be entered into pursuant to
Section 6.08 of the Indenture.



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         Custodian: The Custodian under the Custodial Agreement, or its successor in interest or assigns or any successor to the Custodian under the Custodial Agreement as provided therein.

         Determination Date: A date not more than three Business Days prior to the applicable Servicer Remittance Date.

         Eligible Mortgage Loan: Any residential mortgage loans that are secured by first or second lien mortgages on real estate, including FHA Loans, VA Loans and mortgage loans that are not insured by FHA or VA.

         Escrow Account: The separate account or accounts operated and maintained pursuant to Section 2.12.

         Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

         Event of Default: Any event set forth in Section 6.01.

         FHA Approved Mortgagee: A corporation or institution approved as a mortgagee by FHA under the Act, and applicable HUD regulations, and eligible to own and service mortgage loans such as the FHA Loans.

         FHA Insurance Contract: The contractual obligation of FHA respecting the insurance of a Mortgage Loan.

         FHA Loan: A residential Mortgage Loan which is the subject of an FHA Insurance Contract as evidenced by a mortgage insurance certificate.

         FHA Mortgage Insurance: Mortgage insurance authorized under the Act and provided by the FHA.

         FHA Regulations: Regulations promulgated by HUD under the Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

         Holder: The Person in whose name a Bond is registered in accordance with Section 2.08 of the Indenture.

         Independent Accountant: Any accountant, who may also be the accountant who audits the books of the Servicer, who is independent with respect to the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.



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         Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property including FHA insurance proceeds and/or VA guaranty proceeds.

         Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

         Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan, as set forth in the related Mortgage Note.

         Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on the Mortgaged Property securing such Mortgage Note.

         Mortgage Interest Rate: The annual rate of interest borne at any time by a Mortgage Loan.

         Mortgage Loan: An individual mortgage loan, together with the rights and obligations of a holder thereof, each Mortgage Loan subject to this Agreement being identified on the Mortgage Loan Schedule.

         Mortgage Loan Schedule: The schedule of Mortgage Loans delivered by the Issuer to the Servicer setting forth information with respect to such Mortgage Loans, which schedule shall be amended from time to time to reflect the addition of Mortgage Loans to, or the withdrawal of Mortgage Loans from, the terms of this Agreement and the Lien of the Indenture.

         Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

         Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

         Mortgagor: The obligor on a Mortgage Note.

         NationsBank, N.A.: NationsBank, N.A., a national banking association, and the indirect parent of the Issuer.

         NRSRO: Any nationally recognized statistical rating organization.

         Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President of the Servicer, and delivered to the Issuer as required by this Agreement.

         Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer, and who is reasonably acceptable to the Issuer.



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         PMI Policy: A policy of private mortgage insurance issued by a
Qualified Insurer, as required by the Indenture with respect to certain Mortgage Loans.

         Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled due date, including any prepayment penalty or premium thereon, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Qualified Depository: NationsBank, N.A. or another Affiliate of the Issuer or another depository the accounts of which are insured by the FDIC and the short-term debt obligations of which are rated in at least one of the two highest rating categories by an NRSRO.

         Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by FNMA and FHLMC and rated in at least one of the two highest rating categories by an NRSRO.

         REO Disposition: The final sale by the Servicer, on behalf of the Issuer, of any REO Property.

         REO Disposition Proceeds: All amounts received with respect to an REO Disposition.

         REO Property: A Mortgaged Property acquired by the Servicer on behalf and in the name of the Issuer through foreclosure or by deed in lieu of foreclosure.

         Servicer Remittance Date: The 23rd day of any month (or, if such day is not a Business Day, the first Business Day immediately preceding such 23rd day), commencing the month after the date of this Agreement.

         Servicing Advances: All customary, reasonable and necessary "out-of-pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and PMI Policy premiums and fire and hazard insurance coverage and (e) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property.

         Servicing Fee:

         (a) With respect to each Mortgage Loan, the monthly fee the Issuer shall pay to the Servicer, which shall be equal to one-twelfth of the product of (a)(i) _____________ of one percent (___%) for each such fixed rate Mortgage Loan, and (ii) ________ of one percent (___%) for each such adjustable rate Mortgage Loan and (b) the outstanding principal balance of such Mortgage Loan.



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         (b)      Any prepayment penalty shall be paid to the Servicer and
shall be considered additional compensation to the Servicer.

         Notwithstanding the foregoing, the Servicing Fee payable hereunder for any Mortgage Loan shall not be less than $10.00 per month.

         Servicing File: The items pertaining to a particular Mortgage Loan including, but not limited to, a copy of the original Mortgage Note, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are held in trust for the Issuer by the Servicer.

         Trustee: The Trustee under the Indenture, or its successor in interest or assigns or any successor to the Trustee under the Indenture as provided therein.

         VA Approved Lender: Those lenders which are approved by the VA to act as a lender in connection with the origination of VA loans.

         VA Loan: A Mortgage Loan which is the subject of a VA Loan Guaranty Agreement as evidenced by a Loan Guaranty Certificate, or a Mortgage Loan which is a vendee loan sold by the VA.

         VA Loan Guaranty Agreement: The obligation of the United States to pay a specific percentage of a Mortgage (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen's Readjustment Act, as amended.

         VA Loan Guaranty Certificate: The certificate evidencing a VA Loan Guaranty Agreement.

         VA Regulations: Regulations promulgated by the VA pursuant to the Servicemen's Readjustment Act, as amended, codified in 38 Code of Federal Regulations, and other VA issuances relating to VA Loans, including related Handbooks, Circulars and Notices.

                                   ARTICLE II

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

         Section 2.01.  Contract for Servicing; Possession of Servicing Files.

         The Issuer, by execution and delivery of this Agreement, does hereby contract with the Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loans that are from time to time subject to this Agreement. With respect to each Mortgage Loan listed on the Mortgage Loan Schedule as of the date of this Agreement the Issuer shall cause to be delivered or will use its Best Efforts to cause to be delivered, on or before the Closing Date, the related Servicing File to the Servicer. With respect to each Mortgage Loan that becomes subject to this Agreement at any time after the date hereof, the Issuer shall cause the Mortgage Loan Schedule to be amended to reflect the Mortgage Loans then subject to this Agreement and shall cause to be



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

delivered or will use its Best Efforts to cause to be delivered as soon as practicable each related Servicing File to the Servicer. Each Servicing File delivered to the Servicer shall be held by the Servicer in order to service the Mortgage Loans pursuant to this Agreement and is and shall be held in trust as agent for the Issuer and for the benefit of the Issuer as the Issuer thereof. The Servicer's possession of any Servicing File shall be at the will of the Issuer for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Loan, Mortgage, and the contents of the Servicing File shall be vested in the Issuer and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Issuer and shall be retained and maintained, in trust, by the Servicer at the will of the Issuer in such custodial capacity only. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

         Section 2.02.  Commencement of Servicing Responsibilities.

         On the Closing Date, the Servicer shall assume all servicing responsibilities hereunder with respect to the Mortgage Loans.

         Section 2.03.  The Servicer to Act as Servicer.

         (a) The Servicer, as an independent contractor, shall diligently service and administer the Mortgage Loans from and after the Closing Date and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, including taking all actions that a mortgagee is permitted or required to take by the FHA or VA, with respect to FHA Loans and VA Loans, as the case may be.

         (b) Without limiting the generality of the foregoing, the Issuer and the Servicer hereby agree as follows:

                  (i) The Servicer may waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan;

                  (ii) The Servicer may arrange with a mortgagor a plan of relief, including a modification or extension of the Mortgage Loan, when appropriate, rather than recommending liquidation; provided, however, such arrangement will be made only upon determining that the coverage of such Mortgage Loan by any PMI Policy, FHA Insurance Contract or VA Loan Guaranty Certificate will not be affected and that any such modified Mortgage Loan continues to be an Eligible Mortgage Loan;

                  (iii) The Servicer shall enforce "due-on-sale" clauses with respect to Mortgage Loans; provided, however, where an assumption of, or substitution of liability with respect to, a Mortgage Loan is required by law, upon receipt of assurance that any PMI



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

         Policy covering such Mortgage Loan will not be affected, the Servicer may permit the assumption of a Mortgage Loan, pursuant to which the mortgagor shall remain liable on the Mortgage Loan, or a substitution of liability with respect to such Mortgage Loan, pursuant to which the new Mortgagor shall be substituted for the original Mortgagor as being liable on the Mortgage Loan. Notwithstanding the foregoing, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate or affect the FHA Insurance Contract with respect to FHA Loans or the VA Loan Guaranty Agreement with respect to VA Loans;

                  (iv) The Servicer may give any consents under the terms and provisions of any Mortgage Loan, including, without limitation, consents to the placing of easements, covenants, conditions and restrictions on any Mortgaged Property; and

                  (v) The Servicer may permit the modification of an Eligible Mortgage Loan which the related Mortgagor has indicated a desire to refinance, or in connection with a prepayment, provided that any such Mortgage Loan would continue to be Eligible Mortgage Loan following such modification.

         (c) In the event of any waiver or modification of the terms and provisions of any Mortgage Loan pursuant to subsection (b) of this Section 2.03, the Servicer shall promptly deliver to the Trustee or pursuant to the Custodial Agreement, to the Custodian, the original documentation reflecting such waiver or modification for addition to the related Servicing File.

         (d) The Servicer shall establish and maintain adequate and customary books and records with respect to each Mortgage Loan and, upon request of the Issuer or Trustee shall, within a reasonable time following the Servicer's receipt of such request, furnish the same (in the form of either an original document or a certified true copy of such original document) to the Issuer or Trustee. In the event of a request for any non-standard report, the Servicer and the Issuer shall mutually agree in writing to a reasonable expense reimbursement payable by the Issuer to the Servicer for such report.

         In servicing and administering FHA Loans and VA Loans, if any, the Servicer shall comply strictly with the Act and the FHA Regulations, the Servicemen's Readjustment Act, the VA Regulations and administrative guidelines issued thereunder or pursuant thereto, and, to the extent permitted hereunder, promptly discharge all of the obligations of the mortgagee thereunder and under each Mortgage, including the payment of any fees, premiums and charges and the timely giving of notices.

         Section 2.04.  Collection of Mortgage Loan Payments.

         Continuously from the Closing Date until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall exercise reasonable diligence in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged



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

Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

         Section 2.05.  Foreclosure.

         The Servicer shall process and manage: (i) the foreclosure or other acquisition of the property securing any Mortgage Loan; (ii) the transfer of such property to the FHA, VA, or a private mortgage insurer, as applicable; and
(iii) the collection of any applicable mortgage insurance or guaranty proceeds; and pending completion of these steps, the protection of the Mortgaged Property from waste and vandalism. The Servicer will thereafter assign or convey to the Issuer any title, equity or other property or right acquired by such proceedings. In no event shall the Servicer be required to take title in its name to any Mortgaged Property which has, or may reasonably be deemed to have, an environmental or similar problem or defect for which the Servicer would become liable by reason of its holding title to such property. The Issuer agrees promptly to reimburse the Servicer for its reasonable Servicing Advances incurred in complying with its obligations under this paragraph, including attorney's fees. In case of a voluntary deed in lieu of foreclosure or the purchase of any such property by the Issuer or for its account, the Issuer will assume responsibility for the same. The marketing and sales of all REO Properties will be the responsibility of the Servicer, on behalf of the Issuer.

         Section 2.06.  Sub-Servicing Agreements.

         Any provision of this Agreement notwithstanding, the Servicer may contract with other Persons for the performance of its responsibilities, duties and obligations under this Agreement to service and administer any of the Mortgage Loans, provided that none of the provisions of this Section 2.06 relating to agreements or arrangements between the Servicer and other Persons, or to actions taken through any such other Persons or otherwise, shall be deemed to relieve the Servicer of any of its duties and obligations to the Issuer, the Trustee and the Holders with respect to the servicing and administration of the Mortgage Loans, and the Servicer shall be obligated with respect thereto to the same extent and under the same terms and conditions as if it alone were performing all duties and obligations in connection with servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with any Person performing services for it related to its duties and obligations under this Agreement for indemnification of the Servicer by such Person, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. Any transactions or services relating to the Mortgage Loans involving any Person performing services for the Servicer shall be deemed to be between such Person and the Servicer alone, and the Issuer, the Trustee and the Holders shall not be deemed to be parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any such Person.

         Section 2.07.  Maintenance of Hazard Insurance.

         The Servicer will cause insurance to be maintained on the Mortgaged Property covered by each Mortgage Loan consistent with the Accepted Servicing Practices and will make certain that each such property is insured as provided below at all times for the benefit of the mortgagee on a standard insurance policy form with an appropriate mortgagee payable clause. Such insurance



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

shall be in an amount not less than the lesser of the outstanding principal balance of the Mortgage Loan and the minimum amount necessary to compensate fully for any damage or loss on a replacement cost basis. Such insurance shall be of a type at least as protective as fire and extended coverage. The Servicer shall pay the premium for such insurance as a Servicing Advance on a timely basis in the event that the Mortgagor does not make such payments. With respect to any Mortgaged Property located in an area identified by the Federal Emergency Management Agency as having special flood hazards and as to which flood insurance has been made available, the Servicer shall maintain or cause to be maintained a flood insurance policy maintained with a generally acceptable insurance carrier meeting the requirements of the current guidelines of the Federal Insurance Administration. Such flood insurance policy will provide coverage in an amount not less than the least of (i) the unpaid principal balance of the Mortgage Loan, (ii) the insurable value of the Mortgaged Property and (iii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended.

         In the event that the Servicer chooses to maintain a blanket policy insuring against hazard losses on certain of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligation relating to the maintenance of insurance under this Section 2.07. The Servicer shall maintain accurate and complete records with respect to the insurance and insurance premiums for each Mortgage Loan and the status thereof. In the event the Servicer receives actual notice of any loss or damage to any property securing a Mortgage Loan, the Servicer will proceed diligently to adjust any loss or damage claim, and to protect the interest of the mortgagee under any such insurance policy covering the incidence of damage. In the event that the Issuer shall request an inspection by an engineer or other professional construction inspector with respect to any such repairs, the Servicer will arrange for such inspection.

         Section 2.08.  Maintenance of PMI Policy.

         Pursuant to Section 1.01 of the Indenture, a Mortgage Loan secured by a Mortgaged Property having an original loan-to-value ratio in excess of 80% [must] [may] have a PMI Policy insuring against default of that portion of the principal amount thereof in excess of 75% of the value of the Mortgaged Property. The Servicer shall exercise its Best Efforts to keep each PMI Policy (if and so long as any is required) in full force and effect. The Servicer shall pay the premium for each PMI Policy as a Servicing Advance on a timely basis in the event that the Mortgagor does not make such payments.

         The Servicer, on behalf of the Issuer, shall present claims to the insurer under any applicable PMI Policy and shall take such reasonable steps as are necessary to permit recovery under such insurance policies respecting defaulted Mortgage Loans. All Insurance Proceeds received by the Servicer under such policies that are not applied to the restoration of the related Mortgaged Property or refunded to the Mortgagor shall be deposited in the Collection Account.

         If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable PMI Policy, the Servicer shall be required to expend its own funds to restore the damaged property unless the Servicer reasonably determines
(i) that such restoration will not increase the proceeds to the Issuer upon liquidation of the Mortgage Loan after reimbursement of the Servicer for its expenses and
(ii) that such expenses will not be recoverable by it through Liquidation Proceeds. In the event that the Servicer elects to restore the damaged property and the cost of restoration exceeds the amount recovered by it through Liquidation Proceeds, the Issuer shall reimburse the Servicer for the difference between the amount expended by the Servicer and the amount recovered through Liquidation Proceeds.

         Section 2.09.  Fidelity Bond and Errors and Omissions Insurance.

         The Servicer, at no expense to the Trustee or the Issuer, shall maintain adequate fidelity bond coverage and adequate errors and omissions insurance, and shall annually furnish to the Trustee or the Issuer proof of such coverage in the form of an insurance certificate.

         Section 2.10.  Establishment of and Deposits to Collection Account.

         The Servicer shall establish and maintain the Collection Account in the name of the Trustee for the benefit of the Holders and shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets in such Collection Account. The Collection Account shall be established and maintained with a Qualified Depository. The Collection Account may be maintained as an interest-bearing account (which may include a money market savings account), or the funds held therein may be invested from time to time in Eligible Investments subject to the provisions of Section 2.17 hereof.

         The Servicer shall deposit in or credit to the Collection Account on a daily basis, as applicable, and retain therein, the following collections received by the Servicer:

                  (i) All payments on account of principal and interest received by the Servicer on the Mortgage Loans (which, at its option, may be net of the Servicing Fee), including Principal Prepayments (in whole or in part);

                  (ii) All Liquidation Proceeds, net of expenses incurred in connection with any liquidation;

                  (iii) All Insurance Proceeds received under any PMI Policy or title, hazard or other insurance policy covering any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the related Mortgaged Property or to be refunded to the Mortgagor;

                  (iv) Any amounts required to be deposited or credited by the Servicer in connection with losses realized on investments for the benefit of the Servicer of funds held in the Collection Account;

                  (v) Any amounts required to be deposited or credited by the Servicer in connection with interest loss or deferral as a result of a failure to adjust a Mortgage Interest Rate or Monthly Payment under Section 2.15 hereof;

                  (vi)     All rents collected on REO Properties; and

                  (vii) All other amounts required to be deposited in or credited to the Collection Account under this Agreement.

         Any interest paid on funds deposited in the Collection Account by the related Qualified Depository shall accrue to the benefit of the Servicer, and the Servicer shall be entitled to retain and withdraw such interest from the Collection Account pursuant to Section 2.11 hereof.

         Section 2.11.     Permitted Withdrawals from Collection Account.

         The Servicer shall, from time to time, withdraw funds from the Collection Account for the following purposes:

                  (i) To reimburse the Servicer from related Insurance or Liquidation Proceeds for amounts expended by the Servicer in connection with the restoration of property damaged by an uninsured cause or the liquidation of a Mortgage Loan;

                  (ii) To pay to the Servicer its Servicing Fee from interest payments received on Mortgage Loans, if not previously retained, and any earnings from the investment of funds in the Collection Account in Eligible Investments;

                  (iii) To pay to the Servicer any expenses which were incurred by the Servicer and are reimbursable pursuant to this Agreement, including but not limited to expenses incurred by the Servicer in respect of property repairs or maintenance on Mortgaged Properties;

                  (iv) To pay to the Servicer any amounts in respect of which the Mortgagor's check has been returned and not honored by the Mortgagor's bank for any reason or any amounts deposited in or credited to the Collection Account in error;

                  (v)      To remit funds to the Trustee in accordance with
         Section 3.01 hereof;

                  (vi) To remit funds to any Mortgagor or the designee of any Mortgagor in respect of any payments due to the Mortgagor, including but not limited to payments to be remitted to any Mortgagor under any applicable insurance policy, as determined by the Servicer;

                  (vii) To transfer funds to another Qualified Depository in accordance with Section 2.17 hereof;

                  (viii) To invest funds in certain Eligible Investments in accordance with Section 2.17 hereof;

                  (ix) To remit funds to the Issuer or other Person entitled thereto in accordance with Section 2.20 hereof; and

                  (x) To clear the Collection Account upon the termination of this Agreement.

         Section 2.12.  Establishment of and Deposits to Escrow Account.

         The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled in the name of the Mortgagor. The Escrow Accounts shall be established with a Qualified Depository and may be maintained as interest-bearing accounts.

         The Servicer shall credit to the Escrow Account or Escrow Accounts on a daily basis, and retain therein:

                  (i) all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting timely payment of any such items as are required under the terms of this Agreement and the related Mortgage or Mortgage Loan; and

                  (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property or refunded to the Mortgagor.

         The Servicer shall retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes. The Servicer shall be responsible for the administration of the Escrow Account or Escrow Accounts and shall be expected to make Servicing Advances to such account when a deficiency exists therein.

         Section 2.13.  Permitted Withdrawals from Escrow Account.

         Withdrawals from the Escrow Account or Escrow Accounts may be made by the Servicer only:

                  (i) to effect timely payments of taxes; assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage Loan;

                  (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan;

                  (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan at any time or funds remaining therein after the principal balance of the related Mortgage Loan has been paid in full;

                  (iv) for transfer to the Collection Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Loan;

                  (v) for application to restoration or repair of the Mortgaged Property;

                  (vi) for transfer to the Collection Account of fire and hazard insurance proceeds and Escrow Payments with respect to any FHA Loan or VA Loan, where the FHA or the VA, respectively, has directed application of funds as a credit against the proceeds of the FHA Insurance Contract or VA Loan Guaranty Agreement;

                  (vii) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited therein;

                  (viii) to remit funds to the Issuer or other Person entitled thereto in accordance with Section 2.20 hereof;

                  (ix) to pay to the Mortgagor or the Servicer as appropriate any amounts in respect of which the Mortgagor's check has been returned and not honored by the Mortgagor's bank for any reason or any amounts deposited or credited to the Escrow Account in error;

                  (x) to pay late fees to the extent permitted by the terms of the related Mortgage and Mortgage Loan;

                  (xi)     to withdraw funds deposited in error; and

                  (xii) to clear the Escrow Account or Accounts on the termination of this Agreement.

         Section 2.14. Maintenance of FHA Mortgage Insurance and VA Guaranty.

         With respect to any FHA Loans and VA Loans, the Servicer shall maintain and keep the FHA Mortgage Insurance and the VA Guaranty Agreement, respectively, in full force and effect throughout the term of this Agreement and discharge its obligations arising out of FHA Mortgage Insurance and the VA Loan Guaranty Agreement. The Servicer hereby agrees that it shall be liable to the Issuer for any loss, liability or expense incurred by the Issuer by reason of any FHA Mortgage Insurance or VA Loan Guaranty Agreement being voided, reduced, released or adversely affected by reason of the negligence or willful misconduct of the Servicer. The Servicer will service and administer the Mortgage Loans in accordance with the obligations of mortgagees under the Act and the applicable regulations thereunder and under the Servicemen's Readjustment Act and VA Regulations and will discharge all obligations of the mortgagee under each Mortgage Loan including, with respect to FHA Loans and VA Loans, paying all FHA and VA insurance premiums, fees or charges, as required, and, subject to the right to assign the Mortgage Loan to the FHA or VA, as the case may be, will take all action reasonably necessary to preserve the lien of such Mortgage, including, the defense of actions to challenge or foreclose such lien.

         Section 2.15.  Notification of Adjustments.

         With respect to each adjustable rate Mortgage Loan the Servicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage Loan. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Loan regarding the Mortgage Interest Rate and Monthly Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Issuer and the Trustee such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Issuer or the Trustee that the Servicer has failed to adjust a Mortgage Interest Rate or Monthly Payment in accordance with the terms of the related Mortgage Loan, the Servicer shall immediately deposit in or credit to the Collection Account from its own funds the amount of any interest loss or deferral caused thereby.

         Section 2.16. Completion and Recordation of Assignment of Mortgage and FHA and VA Change Notices.

         To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Issuer's expense at the direction of the Issuer, but only if required and (if so required) in accordance with, the terms of the Indenture. If applicable, at the Issuer's direction, the Servicer shall cause the endorsements on the Mortgage Loan, the Assignment of Mortgage, the assignment of security agreement and the HUD form 92080 Mortgage Record Charge with respect to all FHA Loans to be completed, and shall give notice to the VA of a transfer of insurance credits, if applicable, with respect to VA Loans on the form prescribed by the VA.

         Section 2.17.  Protection of Accounts; Eligible Investments.

         The Servicer may transfer the Collection Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the consent of the Issuer, which consent shall not be withheld unreasonably.

         The Servicer shall bear any expenses, losses or damages sustained by the Issuer if the Collection Account and/or the Escrow Account are not demand deposit accounts.

         Amounts in the Collection Account may at the option of the Servicer be invested in Eligible Investments. Any such Eligible Investment shall mature no later than the date two Business Days prior to the Servicer Remittance Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository that maintains the Collection Account, then such Eligible Investment may mature on such Servicer Remittance Date. Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Issuer. All income on or gain realized from any such

Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in the Collection Account, by the Servicer out of its own funds immediately as realized.

         Section 2.18.  Custodial Agreement.

         Pursuant to the Custodial Agreement, the Issuer shall deliver to the Custodian on or prior to the Closing Date those documents relating to the Mortgage Loans required by Section 2.1 of the Custodial Agreement to be so delivered. In the event of any conflict, inconsistency or discrepancy between any of the provisions of this Agreement and any of the provisions of the Custodial Agreement, the provisions of this Agreement shall control and be binding upon the Issuer and the Servicer.

         On or prior to the Closing Date, the Custodian shall have acknowledged its receipt of all such documents required to be delivered to the Custodian pursuant to the Custodial Agreement with respect to the Mortgage Loans initially pledged to the Trustee.

         The Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement as soon as practicable after their execution and recordation, if applicable, in the appropriate public recording office; provided, however, that the Servicer shall provide to the Custodian (i) a copy certified by the Servicer as true and complete of any such executed document submitted for recordation within ten days after receipt by the Servicer and (ii) with respect to each jurisdiction in which such original documents are retained by the appropriate public recording office, a copy of any document submitted for recordation certified by such public recording office to be a true and complete copy of the original as soon as practicable.

         Section 2.19.  Servicing Compensation.

         As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer shall retain the relevant Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any month or part thereof.

         Such Servicing Fee shall be payable monthly. The obligation of the Issuer to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds or Insurance Proceeds) of each Monthly Payment actually received by the Servicer. The Servicing Fee percentage shall be computed on the same principal amount and for the same period as the interest portion of each payment.

         In addition, the Servicer shall be entitled to retain as additional compensation the late charges and other fees and expenses related to loan assumptions, delinquencies, modifications, partial releases of security and releases for payment in full, if any, collected under the applicable loan documents or customarily collected by servicers consistent with Accepted Servicing Practices.

         The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

         Section 2.20.  Withdrawals and Substitutions of Mortgage Loans.

         Subject to the terms of the Indenture, the Issuer may, at its option, at any time and from time to time, (i) withdraw Mortgage Loans from the Lien of the Indenture or (ii) pledge additional Mortgage Loans for inclusion under the Lien of the Indenture. All Mortgage Loans that become subject to the Lien of the Indenture shall be subject to the terms of this Agreement. All Mortgage Loans that are no longer subject to the Lien of the Indenture shall not be subject to the terms of this Agreement and shall be serviced by the Servicer pursuant to a separate servicing agreement.

         Upon five days prior written notice to the Servicer, the Issuer may cause Mortgage Loans to become subject to the terms of this Agreement or remove Mortgage Loans from the terms of this Agreement. The addition of Mortgage Loans under this Section 2.20 shall be in accordance with the provisions of Section
2.01. In connection with the removal of any Mortgage Loans under this Section 2.20, the Servicer shall promptly transfer any funds in the Collection Account and the Escrow Account with respect to such Mortgage Loans not due to be paid to the Trustee, to the Issuer or to such other Person as the Issuer may direct, and the Servicer shall take such other actions as the Issuer may reasonably request to transfer the Servicing Files with respect to such Mortgage Loans to the Issuer or at the direction of the Issuer.

                                  ARTICLE III

                   REMITTANCES AND REPORTING BY THE SERVICER

         Section 3.01.  Remittances to Trustee.

         Subject to the provisions of this Section 3.01, on each Servicer Remittance Date, the Servicer shall withdraw and remit by wire transfer of immediately available funds to the Trustee all amounts on deposit in the Collection Account received during the preceding Collection Period (net of charges against or withdrawals from the Collection Account pursuant to Section 2.11(i) through (iv) and (viii)) (the "Available Amount"). Notwithstanding the foregoing, in the event that the Servicer receives notice of an occurrence of an Event of Default (as defined in the Indenture) with respect to the Issuer, the Servicer shall remit to the Trustee all amounts on deposit in the Collection Account (net of charges against or withdrawals from the Collection Account pursuant to Section 2.11(i) through (iv) and (viii)) not later than (i) in the case of funds deposited in the Collection Account on or prior to 1:00 p.m. (central time), on the date of deposit of such funds or (ii) in the case of funds deposited in the Collection Account after 1:00 p.m. (central time), the Business Day following the date of deposit of such funds in the Collection Account.

         Section 3.02.  Reporting by the Servicer.

         (a) On the 18th day of each month (or, if such day is not a Business Day, the preceding Business Day), the Servicer shall deliver to the Issuer and the Trustee with a copy to the Rating Agencies, a report setting forth the following information as of the end of the preceding day:

                  (i) The total amount of funds received by the Servicer and credited to the Collection Account;

                  (ii) The aggregate outstanding principal balance of all of the Eligible Mortgage Loans;

                  (iii) The weighted average coupon, weighted average maturity and outstanding principal balance of the Eligible Mortgage Loans, grouped as follows:

                           (A) for the Fixed Rate Mortgage Loans, by the following ranges of original term to maturity:

                                    (1)     15 years or less; and

                                    (2)     greater than 15 years and up to and
                                            including 30 years; and

                           (B) for the Adjustable Rate Mortgage Loans, by index and, for each index, by the length of the initial fixed rate period and the length of the subsequent adjustable rate period; and

                  (iv) With respect to Eligible Mortgage Loans as to which there is currently a Late Payment, the number and outstanding principal balance of such Eligible Mortgage Loans, grouped in accordance with clause (iii) above, that are (A) one installment delinquent, (B) two installments delinquent, (C) three installments delinquent and (D) more than three installments delinquent.

         (b) In addition, the report delivered by the Servicer on the 18th day of each month (or if such day is not a Business Day, the preceding Business
Day) shall contain the information set forth in Exhibit B attached hereto.

         Section 3.03.  Annual Certificate.

         On or before [_____________] and on or before each [________] thereafter, the Servicer shall deliver or cause to be delivered to the Issuer an Officer's Certificate, to the effect that a review of the activities of the Servicer during the last calendar year (or the period since the Closing Date in the case of the first such Officer's Certificate required to be delivered) has been made under the supervision of the officer executing such Officer's Certificate with a view to determining whether during such period the Servicer had performed and observed all of its obligations under this Agreement, and either (A) stating that to the best of such officer's knowledge no default by the Servicer under this Agreement has occurred and is continuing, or

(B) if such a default has occurred and is continuing, specifying such default and the nature and status thereof.

         Section 3.04.  Annual Accountant's Report.

         On or before [____________] and on or before each [________] thereafter, the Servicer shall deliver to the Issuer and the Trustee with a copy to each Rating Agency a report, prepared by a firm of Independent Accountants of recognized national standing selected by the Servicer, to the effect that (i) they have examined certain documents and records relating to the Mortgage Loans, in accordance with the requirements of the Uniform Single Audit Program and (ii) their examinations disclosed no exceptions which, in their opinion, were material, relating to such Mortgage Loans, or, if any such exceptions were disclosed thereby, setting forth such exceptions which, in their opinion, were material. If any of the Mortgage Loans are being serviced by a Person other than the Servicer, as permitted by Section 2.06 hereof, the firm of Independent Accountants preparing the report with respect to the servicing of such Mortgage Loans by the Servicer may rely, as to matters relating to the servicing of such Mortgage Loans, upon a comparable report (rendered with respect to the most recent fiscal year of such other Person which ended at or prior to the end of the Servicer's fiscal year) of another firm of Independent Accountants with respect to such other Person's servicing of such Mortgage Loans.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Section 4.01.  Representations and Warranties of the Servicer.

         The Servicer, as a condition to the consummation of the transactions contemplated hereby, makes the following representations and warranties to the Issuer and to the Trustee, as assignee of the Issuer, as of the date hereof and as of the Closing Date:

         (a) Due Organization and Authority. The Servicer is a ______________ corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

         (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

         (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Servicer of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's charter or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Servicer to service the Mortgage Loans, or impair the value of the Mortgage Loans;

         (d) Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

         (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Servicer's knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

         (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval will be obtained prior to the Closing Date;

         (g) Ability to Service. The Servicer is an FHA Approved Mortgagee, a VA Approved Lender and an approved seller/servicer of conventional residential mortgage loans for FNMA or FHLMC, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to service mortgage loans for the FHA and the VA and either FNMA or FHLMC, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with FHA and VA and either FNMA or FHLMC eligibility requirements or which would require notification to any of the FHA, the VA, FNMA or FHLMC; and

         (h) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

         (i) The Servicer is working to modify its computer and other systems used in servicing the Mortgage Loans to operate in a manner such that, on or after January 1, 2000, the Servicer can service the Mortgage Loans in accordance with the terms of this Agreement.

         Section 4.02. Remedies for Breach of Representations and Warranties of the Servicer.

         It is understood and agreed that the representations and warranties set forth in Section 4.01 shall survive the engagement of the Servicer to perform the servicing responsibilities as of the Closing Date hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Issuer and the Trustee, as assignee of the Issuer. Upon discovery by any of the Servicer, the Issuer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Issuer or the Trustee, the Person discovering such breach shall give prompt written notice to the parties to this Agreement and/or to the Trustee, as applicable.

         Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section
4.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its Best Efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Issuer's or Trustee's option, assign the Servicer's rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor servicer, subject to the approval of the Issuer and the Trustee, which approval shall be in the Issuer's and Trustee's sole discretion. Such assignment shall be made in accordance with Section 7.01.

         In addition, the Servicer shall indemnify the Issuer and the Trustee and hold the Issuer and the Trustee harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other reasonable out-of-pocket costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer representations and warranties contained in this Agreement.

         Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 4.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Issuer or the Trustee to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Issuer or the Trustee for compliance with this Agreement.

                                   ARTICLE V

                                  THE SERVICER

         Section 5.01. Corporate Existence of the Servicer; Status as Servicer; Merger.

         (a) Subject to Section 5.01(b) hereof, the Servicer shall keep in full force its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Mortgage Loans and this Agreement.

         (b) Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the properties and assets of the Servicer substantially as a whole, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall execute an agreement of assumption to perform every obligation of the Servicer hereunder and shall be an institution (i) having a net worth of not less than $10,000,000, and (ii) which is an approved seller/servicer of conventional residential mortgage loans for FNMA or FHLMC and an FHA Approved Mortgagee and a VA Approved Lender.

         Section 5.02.  Performance of Obligations.

         (a) The Servicer shall diligently perform and observe all of its obligations and agreements contained in this Agreement.

         (b) The Servicer shall not take any action, or permit any action to be taken by others, which would excuse any Person from any of its covenants or obligations under any Mortgage Loan, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, a Mortgage Loan or any such instrument, except as expressly provided herein or therein.

         Section 5.03.  The Servicer Not to Resign; Assignment.

         (a) The Issuer has entered into this Agreement with the Servicer in reliance upon the status of the Servicer as a mortgage servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Servicer shall not assign this Agreement or the servicing responsibilities hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a Subservicer) or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Issuer and the Trustee, which consent shall not be unreasonably withheld by the Issuer or the Trustee.

         (b) The Servicer shall not resign from the obligations and duties hereby imposed on it except upon (i) the appointment of a successor Servicer in the manner provided in Section 7.01 and receipt by the Trustee of a letter from each Rating Agency that such resignation and appointment shall not result in the withdrawal, qualification or downgrading of the ratings then assigned to the Bonds, or (ii) the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of

Counsel to such effect delivered to the Issuer and the Trustee, which Opinion of Counsel shall be in form and substance acceptable to the Issuer and the Trustee.

         (c) Without in any way limiting the generality of this Section 5.03, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof (to other than a Subservicer) or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Issuer and the Trustee, then the Issuer or the Trustee shall have the right to terminate this Agreement upon notice given as set forth in
Section 6.01, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

         (d)      Except as provided in this Section 5.03 or Sections 4.02 or
6.01 hereof, the duties and obligations of the Servicer under this Agreement shall continue until this Agreement shall have been terminated as provided in
Section 7.02 hereof, and shall survive the exercise by the Issuer or the Trustee of any right or remedy under this Agreement or the enforcement by the Issuer, the Trustee or any Holder of any provision of the Indenture, or the Bonds, or the enforcement by the Issuer or Trustee of this Agreement.

                                   ARTICLE VI

                                    DEFAULT

         Section 6.01.  Events of Default.

         Any of the following acts or occurrences shall constitute an Event of Default by the Servicer under this Agreement:

                  (i) The Servicer shall fail to distribute any amounts required to be distributed to the Trustee on behalf of the Holders pursuant to Section 3.01 hereof, which failure continues unremedied for five days; or

                  (ii) The Servicer shall fail duly to observe or perform in any material respects any covenants or agreements of this Agreement, which failure continues for a period of 60 days after written notice thereof shall have been given to the Servicer by the Trustee or by the Holders of not less than 25% of the aggregate principal amount of the Outstanding Bonds; or

                  (iii) The entry against the Servicer of a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, which decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (iv) The Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or relating to all or substantially all of its property; or

                  (v) The Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days.

         If an Event of Default hereunder shall have occurred and be continuing, the Issuer or the Trustee or the Holders of not less than 50% of the aggregate principal amount of the Outstanding Bonds may, by notice given to the Servicer (with copies to the Issuer and the Trustee), terminate all of the rights and powers of the Servicer under this Agreement, including without limitation all rights of the Servicer to receive the servicing compensation. Upon the giving of such notice, all rights, powers, duties and responsibilities of the Servicer under this agreement, whether with respect to the Mortgage Loans, the Collection Account, any servicing compensation or otherwise, but excluding any obligation of the Servicer under Section 3.01 hereof with respect to the immediately preceding Servicer Remittance Date (which obligation shall remain an obligation of the Servicer notwithstanding any termination of the Servicer's rights and powers under this Agreement), shall vest in and be assumed by the Trustee or a new Servicer as provided in Section 7.01, and the Issuer and Trustee are each hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments (including any notices to Mortgagors deemed necessary or advisable by the Trustee), and to do or accomplish all other acts or things necessary or appropriate to effect such vesting and assumption.

         By a written notice, the Issuer, the Trustee or Holders of not less than 50% of the aggregate principal amount of the Outstanding Bonds may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

         Section 6.02.  No Effect on Other Parties.

         Upon any termination of the rights and powers of the Servicer from time to time pursuant to Section 6.01 hereof or upon any appointment of a successor to the Servicer, all the rights, powers, duties and obligations of the Issuer and the Trustee under this Agreement shall remain unaffected by such termination or appointment and shall remain in full force and effect thereafter, except as otherwise expressly provided in this Agreement or in the Indenture.

         Section 6.03.  Rights Cumulative.

         All rights and remedies from time to time conferred upon or reserved to the Issuer and the Trustee are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

                                  ARTICLE VII

                                 MISCELLANEOUS

         Section 7.01.  Successor to the Servicer.

         In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to Sections 4.02, 5.03, 6.01 or 7.02, the Trustee shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 5.01(b) and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. In addition, with respect to all FHA Loans serviced hereunder, the Servicer shall provide notice of such change in servicers to HUD on HUD form 92080 or such other form as prescribed by HUD, at least 10 days prior to such transfer of servicing. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement without the consent of the Trustee. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor servicer shall be appointed by the Issuer and such resignation or removal of the Servicer shall not relieve the Servicer of the representations and warranties made pursuant to Sections 4.01 and the remedies available to the Issuer and Trustee under Section 4.02, it being understood and agreed that the provisions of such Sections 4.01 and 4.02 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

         The Servicer shall deliver promptly to the successor Servicer the funds in the Collection Account and Escrow Account, and the Servicer shall account for all of such funds. Within 30 days of the appointment of a successor entity by the Issuer, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all Servicing Files and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of the notice of termination described in Section 6.01 and to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. The Servicer shall cooperate with the Issuer, the Trustee and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts received with respect to the Mortgage Loans by the Servicer after it has received notice of termination. With respect to all FHA Loans serviced hereunder, the Servicer shall provide notice of such change in servicers to HUD on HUD form 92080 or such other form as prescribed by HUD, at least 10 days prior to such transfer of servicing.

         Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer, the Issuer and the Trustee an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 4.01, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 4.02, 5.03, 6.01 or 7.02 shall not affect any claims that the Issuer or the Trustee may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation.

         Upon a successor's acceptance of appointment as such, the Servicer shall notify by mail the Issuer, the Trustee and each Rating Agency of such appointment in accordance with the procedures set forth in Section 7.04.

         Section 7.02.  Termination of the Agreement.

         (a) The respective duties and obligations of the Servicer and the Issuer created by this Agreement shall terminate upon (i) the satisfaction and discharge of the Indenture pursuant to Section 13.01 of the Indenture, (ii) the distribution of the final payment or Liquidation Proceeds on the last Mortgage Loan to the Trustee, or (iii) the consent of the Servicer, the Issuer and the Trustee in writing.

         (b) Following an event of default by the Issuer under the Indenture and foreclosure upon the Pledged Property pursuant thereto, the successor to the rights of the Issuer in respect of the Mortgage Loans (including without limitation the Trustee or any or all of the Holders) shall have the right to terminate this Agreement, by notice to the Servicer and the Issuer, within 90 days after the date such successor shall have succeeded to such rights of the Issuer.

         Section 7.03.  Amendment.

         (a) This Agreement may not be amended without the consent of the Holders of not less than 51% in principal amount of the Outstanding Bonds; provided, however, that this Agreement may be amended from time to time by the Servicer and the Issuer without the consent of any Holders of Outstanding Bonds
(i) to cure or correct any ambiguity or mistake, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or in the Indenture, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to comply or maintain compliance with applicable law, (iv) to conform to evolving industry standards regarding the servicing of residential mortgage loans generally, (v) to change the timing and/or nature of deposits into the Collection Account, Distribution Account or Reserve Fund (provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Holder and (b) such change shall not adversely affect the then-current rating of the Bonds as evidenced by written confirmation from each Rating Agency to such effect) and
(vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement (provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Holder).

         (b) Promptly after the execution of any amendment, the Servicer shall send to the Trustee and each Rating Agency a conformed copy of each such amendment, but the failure to do so will not impair or affect its validity.

         (c) It shall not be necessary, in any consent of Holders under this Section 7.03, to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (d) Any amendment or modification effected contrary to the provisions of this Section 7.03 shall be void.

         Section 7.04.  Governing Law.

         This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 7.05.  Notices.

         All demand notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight courier, delivered in person or mailed by registered or certified United States mail, postage prepaid, addressed as follows (or such address as may hereafter be furnished to the other party by like notice):

         (a)      If to the Issuer:

                  Main Place Funding, LLC
                  100 North Tryon Street, 23rd Floor
                  NC1-007-23-02
                  Charlotte, North Carolina 28255
                  Attention:  Secretary

         (b)      If to the Servicer:

                  [Name]
                  [Address]
                  Attention:
                            ---------------------------------------

         (c)      If to the Trustee

                  [Name]
                  [Address]
                  Attention:
                            ---------------------------------------

         (d)      If to any Holder, as specified in the Indenture.

         All notices and communications shall be deemed to have been received either at the time of the personal delivery thereof to any officer of the person entitled to receive such notices and communications at the address of such person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be.

         Section 7.06.  Severability of Provisions.

         If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity of unenforceability shall in no way affect the validity or enforceability of such remaining provisions, the rights of any parties hereto or of the Trustee or any Holder. To the extent permitted by law, the parties hereto hereby waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.

         Section 7.07.  Inspection and Audit Rights.

         The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Trustee or the Issuer, during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by Independent Accountants selected by the Trustee or the Issuer, and to discuss its affairs, finances and accounts relating to the Mortgage Loans with officers, employees and Independent Accountants of the Issuer (and by this provision the Servicer hereby authorizes said accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any expense incident to this Section 7.07 shall be borne by the Issuer, provided that if an audit is made during the continuance of an Event of Default, the expense incident to such audit shall be borne by the Servicer.

         Section 7.08.  Binding Effect.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         Section 7.09.  Article and Section Headings.

         The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         Section 7.10.  Counterparts.

         This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one Agreement.

         IN WITNESS WHEREOF, the Issuer and the Servicer have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.


         MAIN PLACE FUNDING, LLC


         By:
            -------------------------------------



         Name:
              -----------------------------------
         Title:
               ----------------------------------


         [SERVICER]


         By:
            -------------------------------------



         Name:
              -----------------------------------
         Title:
               ----------------------------------